Exhibit 10.3

June 28, 2021

CrowdOut Capital LLC
3001 S. Lamar Blvd., Suite 300
Austin Texas 78704
Attn: Alexander Schoenbaum
Email: alexander@crowdoutcapital.com

Re: Securities Purchase Agreement dated as of June 27, 2021 (the “Securities Purchase Agreement”), by and among Communications Systems, Inc., a Minnesota corporation (the “Company”), CrowdOut Capital LLC (“CrowdOut”) and each other purchaser identified on the signature pages thereto to. Capitalized terms used herein but not otherwise defined shall have the meaning given to such terms in the Securities Purchase Agreement.

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) is being entered into in connection with, and as a condition to, CrowdOut’s execution and delivery of the Securities Purchase Agreement, pursuant to which CrowdOut will agree to purchase 9,000 shares of Series A Preferred Stock of the Company and a Warrant to purchase up to 2,647,059 shares of Common Stock at the Closing (the “Equity Transaction”).

CrowdOut and the Company have also entered into a non-binding letter of intent, a copy of which is attached hereto as Exhibit A, for a $20,000,000 term loan to be provided by CrowdOut to the Company to assist the Company in the purchase of certain acquisition targets (the “Debt Transaction”). To induce CrowdOut to enter into the Securities Purchase Agreement, CrowdOut and the Company hereby agree as follows:

1.      Equity Transaction Conditional. CrowdOut’s obligation to consummate the transactions contemplated by the Securities Purchase Agreement, including its obligation to purchase the Preferred Stock and Warrant from the Company, is expressly conditioned on CrowdOut closing and funding, on or prior to the Closing Date, the Debt Transaction pursuant to fully executed credit documents that are mutually acceptable to the parties. In the event that the Debt Transaction is not consummated by the parties, for any reason or no reason, CrowdOut shall have no obligation to consummate the transactions contemplated by the Securities Purchase Agreement, including the purchase of the Preferred Stock and the Warrant, and any and all rights or obligations that CrowdOut may have under the Securities Purchase Agreement shall immediately and automatically be of no further force and effect with no further action required by CrowdOut and void ab initio. In such event, the Company shall issue a press release, and make the appropriate filings with the Securities and Exchange Commission, announcing that CrowdOut is no longer participating in the transactions contemplated by the Securities Purchase Agreement and removing all references to CrowdOut from the registration statement filed pursuant to the Registration Rights Agreement.

  Miscellaneous.

a.       This Letter Agreement may be executed in any number of counterparts each of which shall constitute an original but which together shall constitute one instrument. This Letter Agreement may only be amended by an instrument in writing executed by each of the parties hereto.

b.      This Letter Agreement shall be considered a Transaction Document as such term is defined in the Securities Purchase Agreement.

c.       This Letter Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

d.      By executing this Letter Agreement, each party represents and warrants to the other party that (i) the representing party has duly authorized the execution, delivery and performance of this Letter Agreement; (ii) the terms of this Letter Agreement are binding upon and in full force and effect against, the representing party, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights and remedies generally, to general principles of equity and to principles of sovereign immunity; and (iii) the execution, delivery and performance of this Letter Agreement by such representing party does not and will not violate any agreement or arrangement to which it is a party or by which it may be bound, or any order or decree to which such party is subject.

e.       No party hereto waives any right under this Letter Agreement by failure or delay in its exercise. A single or partial exercise of any rights does not preclude the later exercise of such right or any other right. The rights and remedies of this Letter Agreement are cumulative and not exclusive of any rights or remedies available pursuant to applicable law.

f.       This Letter Agreement will be binding upon, and will inure to the benefit of and be enforceable by, the parties and their respective successors and permitted assigns.

g.       Notwithstanding any provision of the Securities Purchase Agreement to the contrary, to the extent that any provision of the Securities Purchase Agreement conflicts with the terms of this Letter Agreement, the terms of this Letter Agreement shall control.

[Signatures follow on next page.]

COMPANY:

COMMUNICATION SYSTEMS, INC., a
Minnesota corporation

By:
Name:
Title:

Acknowledged and Agreed as of June 28, 2021

CROWDOUT CAPITAL LLC

By:
Name:
Title:

EXHIBIT A

TERM LOAN LETTER OF INTENT

[Omitted]